UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): December 30, 2013

NTN BUZZTIME, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2231 Rutherford Rd. Suite 200
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 438-7400

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2013, we appointed Vladimir Khuchua-Edelman, currently our chief product officer, as our chief development officer effective as of January 1, 2014. Due to his appointment to his new role, Mr. Edelman will no longer perform the functions of our chief product officer effective as of January 1, 2014. Mr. Edelman’s annual base salary will remain unchanged at $215,000. Pursuant to an incentive bonus plan we adopted on December 30, 2013, Mr. Edelman will be eligible to receive incentive bonuses for the 2014 calendar year earned as follows:

•	A percentage, which will be determined by the nominating and corporate governance/compensation committee (the “N&CG/C committee”) of our board of directors, of nonrecurring revenue generated by certain of our key accounts and partners, in each case, as determined by the N&CG/C committee, but in no event will the bonus exceed $125,000.
•	A $15,000 bonus if we achieve certain cost reduction goals as determined by the N&CG/C committee.
•	A percentage, which will be determined by the N&CG/C committee, of the net proceeds we raise from a strategic partner in a financing in which Mr. Edelman played a significant role, as determined by the N&CG/C committee, in excess of a minimum net proceeds amount determined by the N&CG/C committee.

The information regarding Mr. Edelman required by Items 401(b), (d) and (e) and Item 404(a) of Regulation S-K are hereby incorporated by reference from our definitive proxy statement filed with the Securities and Exchange Commission on April 26, 2013.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	NTN Buzztime, Inc. 2014 Incentive Bonus Plan Chief Development Officer

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.

BY:	/s/ Kendra Berger
Kendra Berger
Chief Financial Officer

Date: January 6, 2014

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